Exhibit 5.1
PORTER, WRIGHT, MORRIS & ARTHUR LLP
41 South High Street
Columbus, Ohio 43215-6194
Telephone: 614/227-2000
Facsimile: 614/227-2100
January 20, 2009
Neoprobe Corporation
425 Metro Place North, Suite 300
Dublin, Ohio 43017
Ladies and Gentlemen:
     With respect to the registration statement on Form S-1 (the “Registration Statement”) being filed with the Securities and Exchange Commission by Neoprobe Corporation, a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended, relating to the sale of up to 11,500,000 shares (the “Shares”) of common stock of the Company, $.001 par value (the “Common Stock”), by the selling stockholder named in the Registration Statement (the “Selling Stockholder”), we advise you as follows:
     We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company’s Restated Certificate of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance of the Shares, the form of Common Stock Purchase Agreement between the Company and the Selling Stockholder, dated as of December 1, 2006, and as amended by the First Amendment to Common Stock Purchase Agreement, dated December 24, 2008 (the “Purchase Agreement”), and such other documents and authorities as we deem relevant for the purpose of this opinion.
     Based upon the foregoing and in reliance thereon, we are of the opinion that, upon compliance with the Securities Act of 1933, as amended, and with the securities or “blue sky” laws of the states in which the Shares are to be offered for sale, the 11,500,000 shares of Common Stock issuable under the amended Purchase Agreement will be, when issued and paid for as provided in the amended Purchase Agreement, validly issued, fully paid and non-assessable.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Experts” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Porter, Wright, Morris & Arthur LLP

PORTER, WRIGHT, MORRIS & ARTHUR LLP